NOVEMBER __, 2014

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER «Number»

SHARES «Shares»

PINKBRICK HOLDINGS INC.

PREFERRED STOCK

AUTHORIZED 10,000,000 SHARES PAR VALUE $0.0001 PER SHARE

THESE SHARES ARE SUBJECT TO THE LEGENDS AFFIXED TO THE BACK OF THIS CERTIFICATE

This Certifies that «Holder2» «Holder» is the registered holder of «Spellout» Shares of the above named Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this «Day» day of «Month» A.D. «Year»

For Value Received, ______ *hereby sell, assign and transfer unto* ______________________________

______________________________ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint*

______________________________ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ______________________

In presence of

______________________ ______________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.